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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               NOVEMBER 12, 1998


                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its charter)




     DELAWARE                      1-13087                   04-2473675
(State or other jurisdiction    (Commission File         (I.R.S. Employer
  of incorporation)                 Number)              Identification No.)


                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                (617) 859-2600
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ITEM 2.   ACQUISITION OF ASSETS.

     Acquisition of Interests in Embarcadero Center
     ----------------------------------------------

     On November 12, 1998, Boston Properties, Inc. (the "Company") completed the first phase of a two-phase acquisition of all of the direct and indirect interests in a portfolio of Class A office and retail space known collectively as the "Embarcadero Center" (the "Embarcadero Acquisition"). The Company anticipates that the second phase will be completed during the first quarter of 1999, although no assurance can be given in this regard.

     The Embarcadero Center is situated on 8.4 acres of waterfront property in San Francisco's financial district and consists of an aggregate of 3.66 million square feet of net rentable office space, 354,000 square feet of retail space and 2,090 underground parking spaces. The Embarcadero Center consists of six buildings: 1 Embarcadero Center ("EC1"), 2 Embarcadero Center ("EC2"), 3 Embarcadero Center ("EC3") and 4 Embarcadero Center ("EC4"), Embarcadero Center West Tower (the "Tower") and the Old Federal Reserve Building. EC1, EC2, EC3 and EC4 are collectively referred to herein as the "EC Buildings" and each EC Building, the Tower and The Old Federal Reserve Building is referred to herein as a "Property." The Company is acquiring the Embarcadero Center from (i) certain parties who are affiliated with, or who had co-invested in the Embarcadero Center with, David Rockefeller and Associates (collectively, "Rockefeller"); and (ii) The Prudential Insurance Company of America and certain of its affiliates (collectively, "Prudential"), for approximately $1.233 billion (including certain closing costs). This amount may vary due to post-closing prorations and adjustments that are customary in similar transactions as well as additional closing and refinancing costs.

     As a result of the closing of the first phase of the Embarcadero Acquisition (the "Initial Closing"), (i) the Company acquired all of the interests in the Old Federal Reserve Building for an aggregate consideration of approximately $39 million (including assumed debt); (ii) the Company acquired all of the interests in the Tower for an aggregate consideration of approximately $142 million (including assumed debt and the issuance of preferred units of limited partnership interest ("Preferred Units") in Boston Properties Limited Partnership, the operating partnership subsidiary of the Company (the "Operating Partnership")); and (iii) the Company, through its affiliates, acquired controlling, managing general partnership interests in the four general partnerships (the "EC Partnerships") that own the EC Buildings for an aggregate consideration of approximately $300 million financed through the issuance of Preferred Units. After the acquisition of interests in the EC Partnerships, (i) the Company, through affiliates, owns approximately a 49.98% indirect interest in EC1, EC3 and EC4 and approximately a 40.00% indirect interest in EC2, (ii) the EC Partnerships, in the aggregate, have approximately $420 million in non-property assets (consisting of investment grade securities rated A+ by Standard & Poor's Corporation and A+ by Fitch IBCA, Inc.) and (iii) the EC Partnerships have aggregate indebtedness of approximately $1,050 million, consisting of unsecured indebtedness of approximately $420 million and indebtedness of $630 million

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secured by mortgages on the EC Buildings.  Prudential is a non-managing general partner of each of the EC Partnerships.

     Pursuant to certain redemption agreements entered into at the time of the Initial Closing, Prudential and the Company each has the right to cause the entire interest of Prudential in each of the EC Partnerships to be redeemed in full in consideration of (i) a distribution by the EC Partnership to Prudential of certain partnership assets that are not related to the Embarcadero Buildings and that are owned by such EC Partnership and (ii) the assumption by Prudential of certain indebtedness of such EC Partnership. A full redemption of Prudential from all four EC Partnerships (which would constitute the "second phase" of the Embarcadero Acquisition) would require the distribution to Prudential of non-property partnership assets subject to debt having a net value of approximately $328 million. While there can be no assurance as to when or if Prudential's interests in the EC Partnerships will be redeemed, the Company expects that the redemptions will occur during the first quarter of 1999. Following these redemptions, the Company, through its affiliates, would own all of the interests in the EC Buildings.

     Upon the Initial Closing, (i) the Company issued approximately $316 million of Preferred Units, (ii) the Tower was secured by $100 million of indebtedness,
(iii) the Embarcadero Buildings were secured by $630 million of indebtedness (together with the secured financing on the Tower, the "Secured Financing") and
(iv) the Embarcadero Partnerships had approximately $420 million of financing not secured by the Properties (the "Unsecured Financing"). Of the $730 million of Secured Financing, approximately $503 million was used to refinance existing mortgages encumbering the Properties and approximately $227 million represented excess financing proceeds ("Excess Financing Proceeds") that were lent by the Embarcadero Partnerships to the Operating Partnership and used by the Operating Partnership to support working capital and repay amounts outstanding under its line of credit with BankBoston, N.A. (the "Line of Credit") (approximately $145 million) and to meet cash requirements in connection with the Initial Closing (approximately $83 million). At the completion of the second phase of the acquisition, $92 million of the Unsecured Financing will be assumed by Prudential and the remaining Unsecured Financing will be repaid in part and refinanced in part as a result of (i) the issuance of $100 million of preferred stock that is expected to be sold to Prudential, as discussed below, and (ii) a draw by the Company and the EC Partnerships (as co-borrowers) of approximately $232 million on the Line of Credit (the proceeds of the stock sale and a portion of the line draw will be used by the Company to repay the Excess Financing Proceeds to the Embarcadero Partnerships).

     Upon the closing of both phases of the Embarcadero Acquisition, the Company expects that the transaction (including certain closing costs) will have been financed as follows: (i) the incurrence of $730 million of Secured Financing having a weighted average maturity of approximately 8.85 years and a weighted average fixed interest rate of approximately 6.63%; (ii) the incurrence of approximately $87 million of unsecured financing under the Company's Line of Credit; (iii) the issuance of Series Two Preferred Units of the Operating Partnership,
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having an aggregate liquidation preference of approximately $306 million; (iv)
the issuance of Series Three Preferred Units of the Operating Partnership having an aggregate liquidation preference of approximately $10 million; and (v) the issuance of $100 million of the Company's Series A Convertible Redeemable Preferred Stock (the "Preferred Stock"). Certain of these amounts may vary due to post-closing prorations and adjustments that are customary in similar transactions and additional closing and refinancing expenses. The terms of the Series Two Preferred Units and the Series Three Preferred Units (collectively, the "Preferred Units") and the Preferred Stock are described below.

     The sources for the Secured Financing were as follows: $320 million pursuant to a first deed of trust loan with New York Life Insurance Company, The Equitable Life Assurance Society of the United States and Teachers Assurance and Annuity Association of America, secured by EC1, EC2 and The Old Federal Reserve Building; $150 million pursuant to a first deed of trust loan with Connecticut General Life Insurance Company secured by EC3; $160 million pursuant to a first deed of trust loan by Northwestern Mutual Life Insurance Company secured by EC4; and $100 million pursuant to a first deed of trust with Connecticut General Life Insurance Company and Massachusetts Mutual Life Insurance Company secured by the Tower. The source for the Unsecured Financing was as follows: $92 million pursuant to a 90-day term loan from The Chase Manhattan Bank and $328 million pursuant to a 90-day Term Loan Agreement with BankBoston, N.A., The Chase Manhattan Bank, Fleet National Bank, PNC Bank, National Association, Dresdner Bank AG New York Branch and Grand Cayman Branch, The Bank of New York, Keybank National Association, and Citizens Bank.

     Agreement to Issue Preferred Stock
     ----------------------------------

     The Preferred Stock will be issued pursuant to a Stock Purchase Agreement, dated September 28, 1998, between the Company and Prudential (the "Stock Purchase Agreement"). The Stock Purchase Agreement provides that the sale of the Preferred Stock to Prudential will occur no later than the 90th day after the Initial Closing.

     Terms of the Preferred Units and the Preferred Stock
     ----------------------------------------------------

     The Preferred Units and the Preferred Stock (collectively, the "Preferred Securities") have similar economic terms. On and after December 31, 2002 (the "Conversion Date"), the Preferred Securities will be convertible, at the holder's election, into common stock of the Company (in the case of the Preferred Stock) or common units of the Operating Partnership (in the case of the Preferred Units) at a conversion price of $38.10 per common share or unit (the "Conversion Price").

     Dividends or distributions on the Preferred Securities (the "Ordinary Preferred Dividend") will be payable quarterly and will accrue at a rate of 5.0% per annum through March 31, 1999; 5.5% through December 31, 1999; 5.625% through December 31, 2000; 6.0% through December 31, 2001; 6.5% through December 31, 2002; 7.0% until May 12, 2009; and 6.0% thereafter. However, if at any time the quarterly dividends or distributions on

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the common securities into which a Preferred Security may be converted (the
"Ratchet Dividend") are greater than the Ordinary Preferred Dividend due on such Preferred Security, then each Preferred Security will receive, in respect of that quarter, the Ratchet Dividend rather than the lower Ordinary Preferred Dividend.

     The terms of the Preferred Securities provide that they may be redeemed for cash in six annual tranches, beginning on May 12, 2009, at the election of the Company or the holders. In lieu of its right to require an annual redemption of Preferred Securities, the Company may elect to convert a tranche of Preferred Securities into common stock (in the case of the Preferred Stock) or common units (in the case of Preferred Units), provided that at the time of such forced conversion the weighted average of the closing price of the Company's common stock during the preceding ten day period exceeds 110% of the Conversion Price.

     Appointment of Richard E. Salomon
     ---------------------------------

     Upon the consummation of the Initial Closing, Richard E. Salomon was appointed to the Board of Directors. Mr. Salomon, who advised Rockefeller in connection with the transactions described in this report, is President of Spears, Benzak, Salomon & Farrell, an investment advisory firm.

     Forward-looking statements
     --------------------------

     This report contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Agreements that the Company enters into (including with respect to the "second phase" of the transaction described in this report) may be terminated or abandoned for a variety of reasons, including a failure by the Company or another party to an agreement to fulfill all conditions required for consummation of the agreement.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Assets Acquired:

     Financial statements for the Embarcadero Center will be filed by amendment as soon as practicable, but not later than January 26, 1999.

(b)  Pro Forma Financial Information:

     Pro forma financial information will be filed by amendment as soon as practicable, but not later than January 26, 1999.

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(c)  Exhibits

     Exhibit No.
     -----------

     99.1 Purchase and Sale Agreement, dated as of November 12, 1998, by and between Two Embarcadero Center West and BP OFR LLC.

     99.2 Contribution Agreement, dated as November 12, 1998, by and among the Company, the Operating Partnership, Embarcadero Center Investors Partnership ("ECIP") and the partners in ECIP listed on Exhibit A thereto.

     99.3 Contribution Agreement, dated as of November 12, 1998, by and among the Company, the Operating Partnership, Three Embarcadero Center West ("Three ECW") and the partners in Three ECW listed on Exhibit A thereto.

     99.4 Three ECW Redemption Agreement, dated as of November 12, 1998, by and among Three ECW, the Operating Partnership, BP EC West LLC, Prudential, PIC Realty Corporation ("PIC") and Prudential Realty Securities II, Inc. ("PRS II").

     99.5 Three ECW Property Contribution Agreement, dated as of November 12, 1998, by and among Three ECW, Prudential, PIC, PRS II, the Operating Partnership, the Company and BP EC West LLC.

     99.6 Registration Rights and Lock-Up Agreement, dated November 12, 1998, by and among the Company, the Operating Partnership and the Holders named therein.

     99.7 Third Amended and Restated Partnership Agreement of One Embarcadero Center Venture, dated as of November 12, 1998, by and between Boston Properties LLC ("BPLLC"), as managing general partner, BP EC1 Holdings LLC ("BP EC1 LLC"), as non-managing general partner, and PIC, as non-managing general partner.

     99.8 Third Amended and Restated Partnership Agreement of Embarcadero Center Associates, dated as of November 12, 1998, by and between BPLLC, as managing general partner, BP EC2 Holdings LLC ("BP EC2 LLC"), as non-managing general partner, and PIC, as non-managing general partner.

     99.9 Second Amended and Restated Partnership Agreement of Three Embarcadero Center Venture, dated as of November 12, 1998, by and between BPLLC, as managing general partner, BP EC3 Holdings LLC ("BP EC3 LLC"), as non-managing general partner, and Prudential, as non-managing general partner.

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     99.10  Second Amended and Restated Partnership Agreement of Four
            Embarcadero Center Venture, dated as of November 12, 1998, by and between BPLLC, as managing general partner, BP EC4 Holdings LLC ("BP EC4 LLC"), as non-managing general partner, and Prudential, as non-managing general partner.

     99.11 Note Purchase Agreement, dated as of November 12, 1998, by and between Prudential Realty Securities, Inc. ("PRS") and One Embarcadero Center Venture.

     99.12 Note Purchase Agreement, dated as of November 12, 1998, by and between PRS and Embarcadero Center Associates.

     99.13 Note Purchase Agreement, dated as of November 12, 1998, by and between PRS and Three Embarcadero Center Venture.

     99.14 Note Purchase Agreement, dated as of November 12, 1998, by and between PRS and Four Embarcadero Center Venture.

     99.15 Redemption Agreement, dated as of November 12, 1998, by and among One Embarcadero Center Venture, BPLLC, BP EC1 LLC and PIC.

     99.16 Redemption Agreement, dated as of November 12, 1998, by and among Embarcadero Center Associates, BPLLC, BP EC2 LLC and PIC.

     99.17 Redemption Agreement, dated as of November 12, 1998, by and among Three Embarcadero Center Venture, BPLLC, BP EC3 LLC and Prudential.

     99.18 Redemption Agreement, dated as of November 12, 1998, by and among Four Embarcadero Center Venture, BPLLC, BP EC4 LLC and Prudential.

     99.19 Option and Put Agreement, dated as of November 12, 1998, by and between One Embarcadero Center Venture and Prudential.

     99.20 Option and Put Agreement, dated as of November 12, 1998, by and between Embarcadero Center Associates and Prudential.

     99.21 Option and Put Agreement, dated as of November 12, 1998, by and between Three Embarcadero Center Venture and Prudential.

     99.22 Option and Put Agreement, dated as of November 12, 1998, by and between Four Embarcadero Center Venture and Prudential.

     99.23 Stock Purchase Agreement, dated as of September 28, 1998, by and between the Company and Prudential.

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     99.24  Certificate of Designations for the Series Two Preferred Units,
            dated November 12, 1998.

     99.25 Certificate of Designations for the Series Three Preferred Units, dated November 12, 1998.

     99.26  Form of Certificate of Designations for the Series A Preferred
            Stock.

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                              S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 24, 1998


                              BOSTON PROPERTIES, INC.



                              By: /s/ William J. Wedge
                                  _________________________________
                                  William J. Wedge
                                  Senior Vice President

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